                                                                     Exhibit 11
                         MARSHALL & ILSLEY CORPORATION
                  COMPUTATION OF NET INCOME PER COMMON SHARE
                 (dollars in thousands, except per share data)

                                                         1991         1992         1993

Primary:
  Weighted average common shares outstanding during
    each year                                           63,063,834   63,859,455   63,537,534
  Incremental shares relating to:
      Conversion of preferred stock                      1,962,900    1,962,900    1,962,900
      Dilutive stock options outstanding at end of
      each year (1)                                      1,098,849    1,629,162    1,434,896
      Dilutive stock options exercised
         during each year (1)                               36,822       71,427      111,490
                                                        __________   __________   __________
Average number of common and common equivalent
  shares for primary net income per share               66,162,405   67,522,944   67,046,820
                                                        ==========   ==========   ==========
Fully diluted:
  Weighted average common shares outstanding during
    each year                                           63,063,834   63,859,455   63,537,534
  Incremental shares relating to:
      Conversion of preferred stock                      1,962,900    1,962,900    1,962,900
      Dilutive stock options outstanding
         at end of each year (2)                         1,669,710    1,625,172    1,310,558
      Dilutive stock options exercised
         during each year (3)                              146,535      278,649      326,712
      Conversion of convertible notes                    6,118,548    5,946,846    5,819,973
                                                        __________   __________   __________
Average number of common and common equivalent
  shares for fully diluted net income per share         72,961,527   73,673,022   72,957,677
                                                        ==========   ==========   ==========
Primary:
Income before cumulative effect of changes
  in accounting principles                                 $99,347     $116,622     $125,491
Cumulative effect of changes in accounting
  principles, net of income taxes                            --          (7,387)       --
                                                        __________   __________   __________
Net income applicable to common shares                     $99,347     $109,235     $125,491
                                                        ==========   ==========   ==========
Fully diluted:
Income before cumulative effect of changes
  in accounting principles                                 $99,347     $116,622     $125,491
    Add: interest expenses, less income tax effect
      on convertible notes                                   2,938        2,884        2,795
                                                        __________   __________   __________
                                                           102,285      119,506      128,286
Cumulative effect of changes in accounting principles,
  net of income taxes                                        --          (7,387)       --
                                                        __________   __________   __________
Net income applicable to common shares                    $102,285     $112,119     $128,286
                                                        ==========   ==========   ==========

                                                                     Exhibit 11
                         MARSHALL & ILSLEY CORPORATION
                  COMPUTATION OF NET INCOME PER COMMON SHARE
                                  (continued)
                                                         1991         1992         1993

Per common share amounts:
Primary:
  Income before cumulative effect of changes
    in accounting principles                                 $1.50        $1.73        $1.87
  Cumulative effect of changes in accounting principles        --         (0.11)       --
                                                            ______       ______       ______
  Net income                                                 $1.50        $1.62        $1.87
Fully diluted:                                              ======       ======       ======
  Income before cumulative effect of changes
    in accounting principles                                 $1.40        $1.62        $1.76
  Cumulative effect of changes in accounting principles        --         (0.10)         --
                                                            ______       ______       ______
  Net income                                                 $1.40        $1.52        $1.76
                                                            ======       ======       ======

(1)   Based on treasury stock method using average market price.
(2) Based on treasury stock method using year-end market price, if higher than average market price.
(3)   Based on treasury stock method using market price at date of exercise.

Note: 1991 and 1992 have been restated for the 3 for 1 stock split effected in the form of a 200% stock dividend which was distributed to shareholders in May 1993.